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                                                                      EXHIBIT 23


                  CONSENT OF INDEPENDENT AUDITORS



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         We consent to the incorporation by reference in the

Registration Statements of Olsten Corporation on Form S-8

(Registration Nos. 33-9804, 33-41603, 33-61763, 33-64539, 33-

66782 and 33-66784) and on Form S-3 (Registration Nos. 33-54463,

33-64267, 333-4743 and 333-7867) of our report dated February 6,

1997, on our audits of the consolidated financial statements of

OLSTEN CORPORATION AND SUBSIDIARIES as of December 29, 1996 and

December 31, 1995, and for each of the three years in the period ended December 29, 1996, which report is included in this Annual

Report on Form 10-K.



                                        COOPERS & LYBRAND L.L.P.





New York, New York
March 27, 1997